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                                                               EXHIBIT 23(j)(2)




                         Consent of Independent Auditors




The Board of Trustees and Shareholders of
The Commerce Funds:

We consent to the use of our report dated December 11, 1998, incorporated herein by reference and to the use of the references to our firm under the headings, "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.




                                             KPMG LLP




Kansas City, Missouri
February 23, 1999